                                                                    Exhibit 12.2

                            SCHREINER AVIATION GROUP
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                    (US GAAP)

                                                                             For the Fiscal Year Ended December 31
                                                               1999       2000 (note 1)      2001       2002 (note 1)       2003
Earnings:

Earnings before income taxes, discontinued operations,
and undistributed earnings from equity investees            (euro)  8.7   (euro)   (6.4)  (euro) 94.0   (euro)   (2.2)  (euro)  3.1

Interest expense                                                    5.2             6.5           5.2             0.7           1.5
Portion of rent expense representative of interest factor           3.5             3.5           3.5             2.5           1.9
                                                            -----------------------------------------------------------------------
Earnings as adjusted                                               17.4             3.6         102.7             1.0           6.5
                                                            =======================================================================

Fixed Charges:
Interest expense                                                    5.2             6.5           5.2             0.7           1.5
Portion of rent expense representative of interest factor           3.5             3.5           3.5             2.5           1.9
                                                            -----------------------------------------------------------------------
Fixed charges as adjusted                                           8.7            10.0           8.7             3.2           3.4
                                                            =======================================================================

Ratio of earnings to fixed charges                                  2.0x            0.4x         11.8x            0.3x          1.9x
                                                            =======================================================================

Note 1: Schreiner Aviation Group's adjusted earnings in fiscal 2000 and 2002 was insufficient to cover fixed charges by EUR 6.4 million and EUR 2.2 million respectively.

                            SCHREINER AVIATION GROUP
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   Dutch GAAP

                                                                             For the Fiscal Year Ended December 31
                                                               1999       2000 (note 1)      2001       2002 (note 1)       2003
Earnings:

Earnings before income taxes, discontinued operations,
and undistributed earnings from equity investees            (euro)  9.1   (euro)   (6.2)  (euro) 94.3   (euro)    0.5   (euro)  4.8

Interest expense                                                    5.2             6.5           5.2             0.7           1.5
Portion of rent expense representative of interest factor           3.5             3.5           3.5             2.5           1.9
                                                            -----------------------------------------------------------------------
Earnings as adjusted                                               17.8             3.8         103.0             3.7           8.2
                                                            =======================================================================

Fixed Charges:
Interest expense                                                    5.2             6.5           5.2             0.7           1.5
Portion of rent expense representative of interest factor           3.5             3.5           3.5             2.5           1.9
                                                            -----------------------------------------------------------------------
Fixed charges as adjusted                                           8.7            10.0           8.7             3.2           3.4
                                                            =======================================================================

Ratio of earnings to fixed charges                                  2.0x            0.4x         11.8x            1.2x          2.4x
                                                            =======================================================================

--------------------------------------------------------------------------------
Note 1: Schreiner Aviation Group's adjusted earnings in fiscal 2000 was insufficient to cover fixed charges by EUR 6.2 million. The shortfall was caused by operating losses in the cargo services division, which was shut down in November, 2001.
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